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                                                                     EXHIBIT 5.1

                          Form of Bermuda Legal Opinion


                                              , 2001
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Ingersoll-Rand Company Limited
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey
USA 07677

Dear Ladies and Gentlemen:

INGERSOLL-RAND COMPANY LIMITED - Registration Statement under the U.S. Securities Act of 1933

We have acted as special legal counsel in Bermuda to Ingersoll-Rand Company Limited, a Bermuda company ("IR-Limited"), in connection with the transactions described in the Registration Statement on Form S-4 of IR-Limited (Registration No. 333-______________), [to be] filed on October 5, 2001 with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Registration Statement"), relating to a reorganization (the "Reorganization") involving, among other matters, the proposed issue by IR-Limited of its Class A common shares, par value US$1.00 per share (the "IR-Limited Common Shares"), under an Agreement and Plan of Merger in the form attached to the Registration Statement as Annex I (the "Merger Agreement") and made among IR-Limited, Ingersoll-Rand Company, a New Jersey corporation ("IR-New Jersey"), and IR Merger Corporation, a New Jersey corporation ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into IR-New Jersey (the "Merger") and IR-Limited will issue its Class A Common Shares in exchange for IR-New Jersey's issued and outstanding shares of common stock, par value US$2.00 per share (the "IR-New Jersey Shares") being cancelled as part of the Reorganization. The Registration Statement includes a proxy statement/prospectus (the "Proxy Statement/Prospectus") to be furnished to the shareholders of IR-New Jersey in connection with seeking their approval of the Merger Agreement.

For the purposes of giving this opinion, we have examined the following documents:

         (i)      the Registration Statement (including the Proxy
                  Statement/Prospectus and its annexes but excluding the exhibits and schedules thereto unless specifically referred to herein); and

         (ii) the form of Merger Agreement (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).



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Ingersoll-Rand Company Ltd.
                    , 2001
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The documents listed in items (i) through (ii) above are herein sometimes collectively referred to as the "Documents".

We have also reviewed and have relied upon the memorandum of association and the amended and restated bye-laws of IR-Limited, minutes of meetings of IR-Limited's board of directors held on [date], 2001 and [date], 2001 respectively (referred to herein as the "Minutes"), correspondence on behalf of IR-Limited with the Bermuda Monetary Authority whereby the Bermuda Monetary Authority has granted certain permissions, inter alia, for the issue (and subsequent transfer) of up to [600,000,000] IR-Limited Common Shares (subject to conditions expressed in such correspondence) and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed:

         (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

         (b) the capacity, power and authority of each of the parties to the Merger Agreement, other than IR-Limited, to enter into and perform its respective obligations under the Merger Agreement and that the Merger Agreement will be duly executed and delivered by each of the parties thereto;

         (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

         (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

         (e) that, by the Merger, IR-New Jersey will be merged into Merger Sub under New Jersey Law (as defined below) and the laws of other jurisdictions applicable to IR-New Jersey and Merger Sub;

         (f) that, by consequence of the Reorganization, IR-Limited will receive money or money's worth at least equal to the value of the IR-Limited Common Shares being issued and none of the IR-Limited Common Shares will be issued for less than par value;



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                    , 2001
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         (g)      that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

         (h) that the Merger Agreement, being expressed to be or is otherwise, governed by the laws of the State of New Jersey, United States of America ("New Jersey Law"), is valid, binding and enforceable under New Jersey Law in accordance with its terms;

         (i) that the issue and transfer of the IR-Limited Common Shares or options or warrants for any IR-Limited Common Shares comply at all times with the permissions already obtained from the Bermuda Monetary Authority and that the IR-Limited Common Shares will be listed on the New York Stock Exchange, the London Stock Exchange and the Amsterdam Stock Exchange; and

         (j) that the Registration Statement will be filed in compliance with section 26 of the Companies Act 1981 (Bermuda).

In rendering the opinion expressed in paragraph 1 below, we have assumed that the members of IR-New Jersey will approve the Merger and the Merger Agreement prior to the Effective Time of the Merger (as defined in the Merger Agreement).

The obligations of IR-Limited under the Merger Agreement:

         (1) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

         (2) will be subject to statutory limitation of the time within which proceedings may be brought;

         (3) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

         (4) may not be given effect to by a Bermuda court, whether or not it was applying New Jersey Law, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the IR-Limited Common Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between IR-Limited and any one of its members holding any of the IR-Limited Common Shares (but only with respect to such member), that no further sums are



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Ingersoll-Rand Company Ltd.
                    , 2001
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payable with respect to the holding of such IR-Limited Common Shares and the member shall not be bound by an alteration in the memorandum of association or the amended and restated bye-laws of IR-Limited after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional IR-Limited Common Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, IR-Limited.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is not to be relied upon in respect of any matter other than the Registration Statement and the Merger Agreement.

On the basis of, and subject to, the foregoing, we are of the opinion that:

         1. Upon consummation of the transactions contemplated by the Merger Agreement and registration of the IR-Limited Common Shares (issued in the Merger) in IR-Limited's Register of Members, such IR-Limited Common Shares will be validly issued and fully paid and non-assessable; and

         2. The discussions set forth under the headings "Income Tax Consequences of the Reorganization - Bermuda Tax Consequences of the Reorganization" accurately reflect our opinion with respect to the matters set forth therein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings entitled "Income Tax Consequences of the Reorganization - Bermuda Tax Consequences of the Reorganization" and "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

CONYERS DILL & PEARMAN